         Stephen M. Giroux
         General Counsel
         American Business Financial Services, Inc.
         The Wanamaker Building
         100 Penn Square East
         Philadelphia, PA 19107



                                                                   March 9, 2004

AMBAC

         Re: ABFS Mortgage Loan Trust 2000-1 (the "2000-1 Trust")
             ABFS Mortgage Loan Trust 2000-2 (the "2000-2 Trust") ABFS Mortgage Loan Trust 2000-3 (the "2000-3 Trust") ABFS Mortgage Loan Trust 2000-4 (the "2000-4 Trust") ABFS Mortgage Loan Trust 2002-1 (the "2002-1 Trust")


         Dear Mr. Giroux:

                  Ambac has reviewed (a) in the case of the 2000-1 Trust, the 2000-2 Trust, the 2000-3 Trust and the 2000-4 Trust, the Servicer Events of Default set forth in Section 7.01(a) of the Sale and Servicing Agreements, dated as of December 1, 2000 (the "2000-1 Sale and Servicing Agreement"), dated as of June 1, 2000 (the "2000-2 Sale and Servicing Agreement"), dated as of September 1, 2000 (the "2000-3 Sale and Servicing Agreement") and dated as of December 1, 2004 (the "2000-4 Sale and Servicing Agreement" and, collectively with the 2000-1 Sale and Servicing Agreement, 2000-2 Sale and Servicing Agreement and 2000-3 Sale and Servicing Agreement, the "Sale and Servicing Agreements") and (b) in the case of the 2002-1 Trust, the Events of Default set forth in Section 7.01(a) of the Pooling and Servicing Agreement, dated as of March 1, 2002 (the "2002-1 Pooling Agreement" and together with the Sale and Servicing Agreements, the "Agreements").

                  Upon such review, Ambac has concluded that (a) in the case of each of the 2000-1 Trust, the 2000-2 Trust, the 2000-3 Trust and the 2000-4 Trust, a Servicer Event of Default under Section 7.01 (a)(x) of the respective Sale and Servicing Agreement has occurred and is continuing and (b) in the case of the 2002-1 Trust, an Event of Default under Section 7.01 (a)(x) of the Pooling Agreement has occurred and is continuing (collectively the "ABFS Defaults").

                  As required under Section 7.03 of the each of the Agreements, Ambac hereby waives the ABFS Defaults, for the period beginning September 30, 2003 and ending March 14, 2004 and confirms that on September 30, 2003 it provided an oral waiver of the ABFS Defaults for such period and Ambac hereby provides its consent to allow American Business Credit, Inc., as Servicer, to continue to act as Servicer under each of the Agreements for the period beginning September 30, 2003 until March 14, 2004.

                  Aside from the foregoing, this letter does not constitute a waiver of any rights, remedies and powers of Ambac.

                  Please feel free to contact Donna Troia or myself with any questions or comments you may have concerning this matter. I can be reached at (212) 208-3525, and Donna Troia at (212) 208-3376.



         Respectfully,

         /s/ Tom Sangiamo

         Tom Sangiamo
         Vice President
         Consumer Asset Backed Securities
         Portfolio Risk Management